SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 16, 1997

                           United Vanguard Homes, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                  0-5097                      11-2032899
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(State or other jurisdiction)   (Commission                (IRS Employer
                                 File Number)              Identification No.)

4 Cedar Swamp Road, Glen Cove, NY                                11542
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code        (516) 759-1188
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                                      N/A
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         (Former name or former address, if changed since last report.)

Item 5.     OTHER EVENTS.

            In Fiscal 1997, United Vanguard Homes, Inc. ("Registrant") had the right to purchase the 300-unit/60-skilled nursing bed Harvest Village retirement community located in Atco, New Jersey ("Harvest Village") from an affiliate of Vanguard for $17.4 million, consisting of (i) $13,500,000, (ii) the cancellation of $6,094,000 of indebtedness due to Registrant from Vanguard Ventures, Inc., Registrant's parent company ("Vanguard"), and (iii) the assignment to Vanguard of the $7.5 million Promissory Note due from the Harvest Village lessee Gateway Communities, Inc. ("GCI Note"). The intercompany debt and assignment of the GCI Note was valued by the parties based upon an appraisal, at $3.9 million.

            In connection with the restructuring of the construction loan for Harvest Village in 1990, the construction lenders required Vanguard to make a $7 million loan guaranty. This guaranty, $6,350,000 as of March 31, 1997, was secured by a subordinate mortgage on Olds Manor, a retirement facility owned by Registrant, in the amount of $1.4 million and a subordinate mortgage on The Whittier, a retirement facility owned by Vanguard, in the amount of $1 million. The Whittier mortgage was cross-collateralized with subordinate mortgages on Hillside Terrace and The Whitcomb, retirement facilities owned by Registrant. As of March 31, 1997, the guaranty was also secured by 1,340,573 shares of Registrant's stock owned by Vanguard. Carl G. Paffendorf, Registrant's Chief Executive Officer ("Paffendorf"), had guaranteed $1.00 of the Harvest Village construction loan (to increase to the amount of the Vanguard guaranty if Harvest Village Partners, L.P., the owner of the Harvest Village retirement community, filed for bankruptcy or certain other events occurred).

            In July 1997, (i) Registrant's right to purchase the Harvest Village retirement facility terminated, (ii) Vanguard contributed substantially all of its equity interest in Harvest Village Partners, L.P. to Registrant, (iii) Registrant and Vanguard transferred 100 percent of Harvest Village Partners, L.P. to unaffiliated purchasers, assigned their mortgage on the Harvest Village retirement facility to a company not affiliated with Registrant, and (iv) the Harvest Village construction lenders, Citibank, N.A, and Lloyds Bank Plc, released their liens and security interests in Registrant's properties and the stock of Registrant owned by Vanguard and released Vanguard and Paffendorf from their guarantees.


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNITED VANGUARD HOMES, INC.
August 4, 1997


                                    by: /s/ Carl G. Paffendorf
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                                        Carl G. Paffendorf
                                        Chairman of the Board and
                                        Chief Executive Officer